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                                  EXHIBIT 3.1
                    ARTICLES OF INCORPORATION OF REGISTRANT



                             STATE OF MISSISSIPPI


                         OFFICE OF SECRETARY OF STATE
                                    JACKSON

                         CERTIFICATE OF INCORPORATION

                                      OF

                           LAMAR CAPITAL CORPORATION


     The undersigned, as Secretary of State of the State of Mississippi, hereby certifies that duplicate originals of Articles of Incorporation for the above named corporation duly signed and verified pursuant to the provisions of the Mississippi Business Corporation Act, have been received in this office and are found to conform to law.

     ACCORDINGLY, the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this CERTIFICATE OF INCORPORATION, and attaches hereto a duplicate original of the Articles of Incorporation.

                              Given under my hand and Seal of Office,
                              this the 4th day of August, 1986.


                              /s/ Dick Molpus
                              ------------------
                              SECRETARY OF STATE

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                           ARTICLES OF INCORPORATION

                                      OF

                           LAMAR CAPITAL CORPORATION


     We, the undersigned persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

     FIRST: The name of the corporation is Lamar Capital Corporation.

     SECOND: The period of its duration is ninety-nine (99) years.

     THIRD: The specific purpose or purposes for which the corporation is organized stated in general terms are:

     Primarily, to purchase, own and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation" or "holding company," and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interest in, pledge or otherwise dispose of shares of the capital stock, or any bonds, notes, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation or government and also bonds or evidences of indebtedness of the United States or any other state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes or other obligations of the corporation and while the owner thereof to exercise all the rights, powers and privileges of ownership including the right to vote on any shares of stock; to promote, lend money to and guarantee the bonds, notes, evidences of indebtedness, contracts or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks or other securities or evidences of indebtedness shall be held by or for this corporation, or in which, or in the welfare of which, this corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve or enhance the value of any such bonds, stocks or other securities or evidences of indebtedness or the property of this corporation.

     And, to engage in such activities or businesses as may from time to time be permitted by State or Federal statutes, regulations or authorities, including, but

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     not limited to, the business of acting as agent or broker for insurance companies in soliciting and receiving application for any and all types of insurance, collecting premiums and doing such other business as may be delegated to agents or brokers by such insurance companies and to conduct an insurance agency and insurance brokerage business.

     To do any and all things and exercise any and all powers, rights and privileges which the corporation may now or hereafter be authorized to do under the Mississippi Business Corporation Act.

     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 100,000 of the par value of Ten Dollars ($10.00) each. The corporation may issue fractional shares at the option of its board of directors.

     FIFTH: The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.

     SIXTH: The post office address of its initial registered office is 401 Ohio Avenue, Post Office Box 265, Purvis, Mississippi 39475, and the name of its initial registered agent at such address is Robert W. Roseberry.

     SEVENTH: Lamar Capital Corporation shall have the right to purchase its own shares to the extent of its unreserved and unrestricted earned surplus and capital surplus available therefor.

     EIGHTH: The number of directors constituting the initial board of directors of the corporation, which must be not less than three (3), is seven (7) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

     NAME                             POST OFFICE ADDRESS
     ----                             -------------------
     O. B. Black, Jr.                 P. O. Box 154, Purvis, MS 39475
     C. D. Jackson                    P. O. Box 252, Purvis, MS 39475
     F. H. Jordan, Jr.                P. O. Box 159, Purvis, MS 39475
     James R. Pylant                  P. O. Box 347, Purvis, MS 39475
     Jane P. Roberts                  P. O. Box 837, Purvis, MS 39475
     Monty C. Roseberry               P. O. Box 408, Purvis, MS 39475
     Robert W. Roseberry              P. O. Box 473, Purvis, MS 39475

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     NINTH: The name and post office address of each incorporator is:


     NAME                             POST OFFICE ADDRESS
     ----                             -------------------
     Jane P. Roberts                  P. O. Box 837, Purvis, MS 39475
     Robert W. Roseberry              P. O. Box 473, Purvis, MS 39475


DATED: July 31, 1986



                                /s/ Jane P. Roberts
                                --------------------------------
                                Jane P. Roberts, Incorporator


                                /s/ Robert W. Roseberry
                                --------------------------------
                                Robert W. Roseberry, Incorporator


STATE OF MISSISSIPPI

COUNTY OF LAMAR

     This day personally appeared before me, the undersigned authority within and for the aforesaid jurisdiction, Jane P. Roberts and Robert W. Roseberry, incorporators of the corporation known as Lamar Capital Corporation who acknowledged that they signed and executed the above and foregoing Articles of Incorporation as their act and deed on this the 31st day of July, 1986.



                                /s/ Adele Dyar
                                --------------------------------
                                Notary Public

My Commission Expires:

  April 27, 1987
  ----------------

(NOTARY SEAL)

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                        Exhibit 3.1 (part 2) to Form S-1
                Articles of Amendment Lamar Capital Corporation filed 5/13/1998 with Eric Clark, Secretary of State, State of Mississippi


   F0012 - Page 1 of 3            OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                               P.O.BOX 136, JACKSON, MS 39205-0136 (601)359-1333
                                             Articles of Amendment

      The undersigned persons, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of l972, hereby execute the following document and set forth:

  1.  Type of Corporation

=>    [X]  Profit    [ ]  Nonprofit


  2.  Name of Corporation

=>    Lamar Capital Corporation

  3.  The future effective date is
      (Complete if applicable)

  4.  Set forth the text of each amendment adopted.

  5. If an amendment for a business corporation provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page)

  6. The amendment(s) was (were) adopted on

=>   April 30, 1998                                                Date(s)

     FOR PROFIT CORPORATION  (Check the appropriate box)

=>   Adopted by [ ]  the incorporators [ ]   directors without shareholder
                                             action and shareholder action
                                             was not required.

     FOR NONPROFIT CORPORATION (Check the appropriate box)

=>   Adopted by [ ]  the incorporators [ ]   board of directors without
                                             member action and member action
                                             was not required.

     FOR PROFIT CORPORATION

  7. If the amendment was approved by shareholders
     (a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were

     Designation    No of outstanding    No of votes entitled     No. of votes
                    shares               to be cast               indisputably
                                                                  represented
=>    Common         45,606                45,606                   43,872

Rev. 01/96
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   F0012 - Page 2 of 3           OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                             P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                                           Articles of Amendment

=>

    (b) EITHER
      (i) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was

    Voting group         Total no. of votes            Total no. of votes cast
                         cast FOR                      AGAINST
=>     Common                 43,872                      0

=>
    OR
      (ii) the total number of undisputed votes cast for the amendment by each voting group was

    Voting group         Total no. of undisputed votes cast FOR the plan

=>

=>

    and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

    FOR NONPROFIT CORPORATION

    8. If the amendment was approved by the members

    (a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and the number of votes of each class indisputably represented at the meeting were

    Designation     No of memberships    No of votes entitled      No of votes
                    outstanding          to be cast                indisputably
                                                                   represented

=>

=>


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   F0012 - Page 3 of 3            OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                             P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                                          Articles of Amendment
   (b) EITHER
      (i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was

   Voting class          Total no. of votes         Total no. of votes cast
                         cast FOR                   AGAINST



   OR
     (ii) the total number of undisputed votes cast for the amendment by each class was

   Voting class      Total no. of undisputed votes cast FOR the
                     amendment


   and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting proud.

   By:    Signature        /s/Kenneth M. Lott



          Printed Name        Kenneth M. Lott      Title  Vice President


   Rev 01/96
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Page 4
                        Articles of Amendment
                    for Lamar Capital Corporation


        The Articles of Incorporation of the Corporation are amended by changing the fourth Article thereof so that, as amended, said Article shall be and read as follows:

      "FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 2,000,000 of the par value of Fifty cents ($.50) each. The corporation may issue fractional shares at the option of its board of directors. At the time this amendment becomes effective, and without any further action on the part of the Corporation, each share of common stock with the par value of $10.00 per share theretofore issued and outstanding shall represent twenty (20) shares of common stock with the par value of $0.50 issued and outstanding after such change; and the holder of record of each stock certificate shall be entitled to receive,upon surrender of his current stock certificate or upon the execution of a lost stock certificate affidavit in a form acceptable to the officers of the Corporation, a new certificate representing the number of shares of common stock with the par value of $0.50 authorized by this amendment. The capital account of the Corporation shall not be increased or decreased by such change.